CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 29, 2019, relating to the financial statement of Angel Oak Financial Strategies Income Term Trust, as of April 1, 2019, and to the references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Angel Oak Financial Strategies Income Term Trust Registration Statement on Form N-2.

Cohen & Company, Ltd.

Cleveland, Ohio

May 28, 2019